Exhibit 8(xv)

Amendment No. 2 to Fund Participation Agreement

This Amendment to Fund Participation Agreement (the "Amendment") is dated April 30, 2017, and is entered into by and among  Lincoln Life & Annuity Company of New York, an Indiana insurance company (the "Company"), ALPS Variable Investment Trust, a Delaware Statutory Trust (the "Trust" or the "Fund," and each series of the Trust listed on Exhibit B, as applicable, a "Portfolio" and collectively, the "Portfolios"), ALPS Advisors, Inc. a Colorado corporation, ("AAI"), and ALPS Portfolio Solutions Distributor, Inc. ("APSD"), a Colorado corporation.

WHEREAS, the Company, the Trust, AAI, and APSD previously entered into a Fund Participation Agreement dated May 1, 2014, as amended (the "Agreement"); and

WHEREAS, the Company, the Trust, AAI, and APSD wish to amend the Agreement in order to (i) change the name of the ALPS/Stadion Tactical Defensive Portfolio to the ALPS/Stadion Core ETF Portfolio in Schedules B and D under the Agreement, and (ii) to update Section 6.1 and Schedule D to reflect revised payments by AAI for certain Portfolios.

NOW THEREFORE, in consideration of the mutual covenants herein contained and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.            Section 6.1 of Article VI of the Agreement is hereby deleted and replaced in its entirety with the following:

6.1
The Fund will pay no fee or other compensation to the Company under this Agreement except that: (1) for Class I and Class II shares of the Ibbotson Aggressive Growth ETF Asset Allocation Portfolio, Ibbotson Growth ETF Asset Allocation Portfolio, Ibbotson Balanced ETF Asset Allocation Portfolio, Ibbotson Income and Growth ETF Asset Allocation Portfolio and Ibbotson Conservative ETF Asset Allocation Portfolio, and for Class I and Class III of the ALPS | Alerian Energy Infrastructure Portfolio, ALPS | Red Rocks Listed Private Equity Portfolio, ALPS | Stadion Core ETF Portfolio, and ALPS | Stadion Tactical Growth Portfolio, the Adviser may make payments to the Company or any distributor for the Contracts in an amount agreed to between the Adviser and the Company and as set forth under Schedule D; (2) for Class II and Class III shares only, the Distributor may, on behalf of the Fund, make payments as set forth in Schedule D to the principal distributor of the Contracts out of the Fund's own assets pursuant to Rule 12b-1 under the 1940 Act in recognition of the distribution related activities provided by the Company on behalf of the Fund to Contract owners who allocate assets to the Class II or Class III Shares, and/or in recognition of the economies provided to the Fund as a result of personal services provided to Contract owners and/or the maintenance of Contract owner accounts by the Company previously contemplated and (3) for Class I and Class III shares only, the Distributor may, on behalf of the Fund, make payments as set forth in Schedule D to the Company out of the Fund's own assets pursuant to the terms of its non 12b-1 Shareholder Service Plan for administrative and sub-accounting services previously contemplated ("Service Fee").

Notwithstanding the foregoing, Company acknowledges that any compensation to be paid to Company by the Distributor with respect to (2) and (3) of this Section 6.1 is paid from proceeds paid to the Distributor by the Fund, and to the extent the Distributor does not receive such proceeds for any reason, including termination of a Rule 12b-1 or other plan, the amounts payable to Company will be reduced accordingly.

2.            Schedule B of the Agreement is hereby deleted and replaced in its entirety with the new Schedule B attached hereto.

3.            Schedule D of the Agreement is hereby deleted and replaced in its entirety the new Schedule D attached hereto.

5.            Except as specifically set forth herein, all other provisions of the Agreement shall remain in full force and effect.  Any items not herein defined shall have the meaning given to them in the Agreement.

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Amendment effective as of the date first written above.

LINCOLN LIFE & ANNUITY COMPANY                                                                                                  ALPS VARIABLE
OF NEW YORK                                                                                                  INVESTMENT TRUST

By: /s/ Jayson R. Bronchetti                                                                                                By: /s/ Thomas A. Carter
Name:  Jayson R. Bronchetti                                                                                                  Name: Thomas A. Carter
Title:     Senior Vice President                                                                                                  Title:            President

ALPS ADVISORS, INC.	ALPS PORTFOLIO SOLUTIONS DISTRIBUTOR, INC.

By: /s/ Thomas A. Carter                                                                                                By: /s/ Thomas A. Carter
Name:  Thomas A. Carter                                                                                                  Name: Thomas A. Carter
Title:     President                                                                                                  Title:    President

PARTICIPATION AGREEMENT
SCHEDULE B
The Separate Account(s) shown on Schedule A may invest in the following Portfolios of the Fund.

ALPS VARIABLE INVESTMENT TRUST
Morningstar Aggressive Growth ETF Asset Allocation Portfolio (Class I/Class II)
Morningstar Growth ETF Asset Allocation Portfolio (Class I/Class II)
Morningstar Balanced ETF Asset Allocation Portfolio (Class I/Class II)
Morningstar Income and Growth ETF Asset Allocation Portfolio (Class I/Class II)
Morningstar Conservative ETF Asset Allocation Portfolio (Class I/Class II)
ALPS | Alerian Energy Infrastructure Portfolio (Class I/Class III)
ALPS | Stadion Core ETF Portfolio (Class I/Class III)
ALPS | Red Rocks Listed Private Equity Portfolio (Class I/Class III)
ALPS | Stadion Tactical Growth  Portfolio (Class I/Class III)

PARTICIPATION AGREEMENT
SCHEDULE D
In consideration of the services performed pursuant to this Agreement and as set forth below the following fee/payment schedule shall apply.

All Designated Portfolios

Name of Portfolio	Share Class	12b-1 Fee	Service Fee	Total Eligible Fees
Morningstar Aggressive Growth ETF Asset Allocation Portfolio	Class I	None	None	None
	Class II	0.25%	None	0.25%
Morningstar Growth ETF Asset Allocation Portfolio	Class I	None	None	None
	Class II	0.25%	None	0.25%
Morningstar Balanced ETF Asset Allocation Portfolio	Class I	None	None	None
	Class II	0.25%	None	0.25%
Morningstar Income and Growth ETF Asset Allocation Portfolio	Class I	None	None	None
	Class II	0.25%	None	0.25%
Morningstar Conservative ETF Asset Allocation Portfolio	Class I	None	None	None
	Class II	0.25%	None	0.25%
ALPS | Alerian Energy Infrastructure Portfolio	Class I	None	0.15%	0.15%
	Class III	0.25%	0.25%	0.50%
ALPS | Stadion Core ETF Portfolio	Class I	None	0.15%	0.15%
	Class III	0.25%	0.25%	0.50%
ALPS | Red Rocks Listed Private Equity Portfolio	Class I	None	0.15%	0.15%
	Class III	0.25%	0.25%	0.50%
ALPS | Stadion Tactical Growth Portfolio	Class I	None	0.15%	0.15%
	Class III	0.25%	0.25%	0.50%

In accordance with each Fund's then current prospectus, all fees, if any, shall be paid based on the average daily net asset value of outstanding shares held by shareholders receiving services described in the Agreement.  Such payments shall be computed daily and paid monthly in arrears. The determination of average daily net assets shall be made at the close of each Business Day.

FOR THE MORNINGSTAR PORTFOLIOS ONLY (Morningstar Aggressive Growth ETF Asset Allocation Portfolio, Morningstar Growth ETF Asset Allocation Portfolio, Morningstar Balanced ETF Asset Allocation Portfolio, Morningstar Income and Growth ETF Asset Allocation Portfolio and Morningstar Conservative ETF Asset Allocation Portfolio Only)

Total Assets Attributable to Shares of the Designated Portfolios Held by the Accounts From	Total Assets Attributable to Shares of the Designated Portfolios Held by the Accounts To	Revenue Sharing Will be Paid by Adviser at an Annual Rate of
$0.00	$249,999,999.99	0.125%
$250,000,000.00	$999,999,999.99	0.150%
$1,000,000,000.00	$2,249,999,999.99	0.175%
$2,500,000,000.00	above	0.200%

Such payments shall be computed daily and paid monthly in arrears.  The determination of total assets attributable to shares of the Designated Portfolios held by the Accounts shall be made at the close of each Business Day.  The foregoing revenue sharing payments will be made solely in connection with assets attributable to Shares of the Ibbotson Aggressive Growth ETF Asset Allocation Portfolio, Ibbotson Growth ETF Asset Allocation Portfolio, Ibbotson Balanced ETF Asset Allocation Portfolio, Ibbotson Income and Growth ETF Asset Allocation Portfolio and Ibbotson Conservative ETF Asset Allocation Portfolio.

FOR THE NON-MORNINGSTAR PORTFOLIOS ONLY:

a) ALPS | Alerian Energy Infrastructure Portfolio, ALPS | Red Rocks Listed Private Equity Portfolio, and ALPS | Stadion Tactical Growth Portfolio

ALPS Advisors, Inc. agrees to pay the Company an annual fee of 0.10% (10 basis points) payable quarterly on total Class I assets attributable to Shares of the Designated Portfolios held by the Accounts.  Such payments shall be computed daily and paid monthly in arrears.  The determination of total assets attributable to shares of the Designated Portfolios held by the Accounts shall be made at the close of each Business Day.

b) ALPS | Stadion Core ETF Portfolio

ALPS Advisors, Inc. agrees to pay the Company an annual fee of 0.15% (15 basis points) payable quarterly on total Class I assets and 0.05% (5 basis points) payable quarterly on total Class III assets attributable to Shares of the Designated Portfolios held by the Accounts.  Such payments shall be computed daily and paid monthly in arrears.  The determination of total assets attributable to shares of the Designated Portfolios held by the Accounts shall be made at the close of each Business Day.

Amendment to Fund Participation Agreement

This Amendment to Fund Participation Agreement (the "Amendment") is dated June 14, 2017, and is entered into by and among Lincoln Life & Annuity Company of New York, an Indiana insurance company (the "Company"), ALPS Variable Investment Trust, a Delaware Statutory Trust (the "Trust" or the "Fund," and each series of the Trust, as applicable, a "Portfolio" and collectively, the "Portfolios"), ALPS Advisors, Inc. a Colorado corporation, ("AAI"), and ALPS Portfolio Solutions Distributor, Inc. ("APSD"), a Colorado corporation.

WHEREAS, the Company, the Trust, AAI, and APSD previously entered into a Fund Participation Agreement dated May 1, 2014, as amended (the "Agreement"); and

WHEREAS, the Company, the Trust, AAI, and APSD wish to amend the Agreement in order to incorporate certain changes to the Agreement.

NOW THEREFORE, in consideration of the mutual covenants herein contained and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

4.            Section 1.11 in Article I is Agreement is hereby deleted and replaced in its entirety with the following:

4.11
With respect to the Fund's Portfolios that have adopted a non 12b-1 Shareholder Services Plan and where such Portfolio is set forth under Schedule D the Company does herein affirm that it will perform some or all of the following administrative and/or sub-accounting services on behalf of Contract Owners ("Services"): (a) establishing and maintaining accounts and records relating to a Participating Organization's Clients (each a "beneficial shareholder" and collectively "beneficial shareholders") who invest in the Fund or Class, as applicable; (b) aggregating and processing of beneficial shareholders' order; (c) processing dividend and other distribution payments from the Fund on behalf of beneficial shareholders; (d) preparing tax reports or forms on behalf of beneficial shareholders; (e) forwarding communications from the Fund to beneficial shareholders; and (f) providing such other similar Services as applicable statutes, rules or regulations permit and/or require.    In addition to the Services stated above, a Participation Organization shall perform some or all of the additional shareholder services on behalf of shareholders that hold Class III shares ("Class III Features'): (i) lifetime income options; (ii) living benefit protection options; (iii) death benefit protection options; (iv) tax-free exchanges and transfers; (v) tax-deferred earnings; (vi) additional regulatory oversight; and (vii) other class III Features mutually agreed to between the Trust and Participating Organization.

5.            Section 6.1 of Article VI of the Agreement is hereby deleted and replaced in its entirety with the following:

6.1
The Fund will pay no fee or other compensation to the Company under this Agreement except that: (1) for Class I and Class II shares of the Morningstar Aggressive Growth ETF Asset Allocation Portfolio, Morningstar Growth ETF Asset Allocation Portfolio, Morningstar Balanced ETF Asset Allocation Portfolio, Morningstar Income and Growth ETF Asset Allocation Portfolio and Morningstar Conservative ETF Asset Allocation Portfolio, the Adviser may make payments to the Company or any distributor for the Contracts in an amount agreed to between the Adviser and the Company and as set forth under Schedule D; (2) for Class II and Class III shares only, the Distributor may, on behalf of the Fund, make payments as set forth in Schedule D to the Company out of the Fund's own assets pursuant to Rule 12b-1 under the 1940 Act in recognition of the distribution related activities provided by the Company on behalf of the Fund to Contract owners who allocate assets to the Class II or Class III Shares, and/or in recognition of the economies provided to the Fund as a result of personal services provided to Contract owners and/or the maintenance of Contract owner accounts by the Company previously contemplated; (3) for Class I shares only, the Distributor may, on behalf of the Fund, make payments as set forth in Schedule D to the Company out of the Fund's own assets pursuant to the terms of its non 12b-1 Shareholder Service Plan for administrative and sub-accounting services previously contemplated ("Class I Service Fee"); and (4) for Class III shares only, the Distributor may, on behalf of the Fund, make payments as set forth in Schedule D to the Company out of the Fund's own assets pursuant to the terms of its non 12b-1 Shareholder Service Plan for administrative and sub-accounting services, as well as the services performed for the enhanced Class III Features previously contemplated ("Class III Service Fee").

Notwithstanding the foregoing, Company acknowledges that any compensation to be paid to Company by the Distributor with respect to (2) and (3) of this Section 6.1 is paid from proceeds paid to the Distributor by the Fund, and to the extent the Distributor does not receive such proceeds for any reason, including termination of a Rule 12b-1 or other plan, the amounts payable to Company will be reduced accordingly.

3.            Except as specifically set forth herein, all other provisions of the Agreement shall remain in full force and effect.  Any items not herein defined shall have the meaning given to them in the Agreement.

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Amendment effective as of the date first written above.

LINCOLN LIFE & ANNUITY COMPANY                                                                                                  ALPS VARIABLE
OF NEW YORK                                                                                                  INVESTMENT TRUST

By: /s/ Jayson R. Bronchetti                                                                                                By: /s/ Thomas A. Carter
Name:  Jayson R. Bronchetti                                                                                                  Name: Thomas A. Carter
Title:     Senior Vice President                                                                                                  Title:            President

ALPS ADVISORS, INC.	ALPS PORTFOLIO SOLUTIONS DISTRIBUTOR, INC.

By: /s/ Thomas A. Carter                                                                                                By: /s/ Thomas A. Carter
Name:  Thomas A. Carter                                                                                                  Name: Thomas A. Carter
Title:     President                                                                                                  Title:    President